UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 16, 2026
Date of Report (Date of earliest event reported)
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INVENTRUST PROPERTIES CORP.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation)	001-40896 (Commission File Number)	34-2019608 (IRS Employer Identification No.)

3025 Highland Parkway	Suite 350
Downers Grove,	Illinois	60515
(Address of principal executive offices and zip code)
855	377-0510
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	IVT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01 - Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 16, 2026, InvenTrust Properties Corp. (the “Company”) entered into a note purchase agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) providing for the private placement of $250 million aggregate principal amount of senior notes by the Company of which (i) $50 million are designated as 5.09% Senior Notes, Series A, due June 29, 2029 (the “Series A Notes”), (ii) $100 million are designated as 5.32% Senior Notes, Series B, due June 29, 2031 (the “Series B Notes”) and (iii) $100 million are designated as 5.60% Senior Notes, Series C, due June 29, 2033 (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”). The Notes are expected to be issued on June 29, 2026, subject to customary closing conditions. Upon issuance, the Notes will pay interest semiannually on the 29th day of June and December in each year until their respective maturities.

The Company may prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of any series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus accrued interest and a Make-Whole Amount (as defined in the Note Purchase Agreement).

The Note Purchase Agreement contains various restrictive covenants, including, without limitation, total and unsecured leverage ratios, a fixed charge coverage ratio, an unsecured interest coverage ratio, a secured recourse leverage ratio and a minimum unencumbered pool requirement. The Note Purchase Agreement also contains a "most favored lender” provision whereby it will be deemed to include additional financial covenants and negative covenants to the extent such covenants are incorporated into certain of the Company’s existing or future primary credit facilities and to the extent such covenants are more favorable to the lenders under such primary credit facilities than the covenants contained in the Note Purchase Agreement. Subject to the terms of the Note Purchase Agreement and the Notes, upon certain events of default, including, but not limited to, (i) a default in the payment of any principal, Make-Whole Amount or interest under the Notes, and (ii) a default in the payment of certain other indebtedness of the Company or its consolidated subsidiaries, all the Notes then outstanding will become due and payable, either automatically or at the option of the Purchasers, depending on the event of default.

The Company’s obligations under the Notes will be required to be absolutely and unconditionally guaranteed by certain subsidiaries of the Company that guarantee certain primary credit facilities of the Company.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the repayment of indebtedness and future acquisitions. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Company offered and will sell the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the form of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 2.03.

Item 8.01 - Other Events.

On April 16, 2026, the Company issued a press release announcing its entry into the Note Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement, dated April 16, 2026, by and among InvenTrust Properties Corp. and the purchasers named therein.
99.1	Press release issued on April 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 16, 2026	INVENTRUST PROPERTIES CORP.

		By:	/s/ Christy L. David
		Name:	Christy L. David
		Title:	Executive Vice President, Chief Operating Officer, General Counsel & Secretary